Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Pinnacle Financial Partners, Inc. 401(k) Plan
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49564) of Pinnacle Financial Partners, Inc. of our report dated June 25, 2021, relating to the 2020 financial statements and supplemental schedule of the Pinnacle Financial Partners, Inc. 401(k) Plan which appear in this 2020 Annual Report on Form 11-K.

/s/ LBMC, PC

Chattanooga, Tennessee
June 25, 2021